Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-191994, 333-130675 and 333-168528 on Form S-8 of our report dated June 26, 2014, relating to the financial statements of B/E Aerospace, Inc. Amended and Restated 1994 Employee Stock Purchase Plan appearing in this Annual Report on Form 11-K of B/E Aerospace, Inc. Amended and Restated 1994 Employee Stock Purchase Plan for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Boca Raton, Florida
June 26, 2014